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Exhibit 16.1

October 4, 2005

United States Securities and Exchange Commission
Division of Corporate Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

To Whom It May Concern:

We have read Item 4.01 of Form 8-K dated October 4, 2005, of Indigenous Global Development Corporation and are in agreement with the statements contained therein. We have no basis to agree or disagree with other statements of the registrant contained in the Form 8-K.

Very truly yours,

/s/ Grobstein, Horwath & Company LLP

Grobstein, Horwath & Company LLP
Sherman Oaks, CA




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